SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 -------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 -------------

                         TURBODYNE TECHNOLOGIES INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                   CANADA
        (State or Other Jurisdiction of Incorporation or Organization)


                     (I.R.S. Employer Identification No.)

                                     3110
            (Primary Standard Industrial Classification Code Number)

                       21700 OXNARD STREET, SUITE 1550
                      WOODLAND HILLS, CALIFORNIA                91367
                  (Address of Principal Executive Offices)     (Zip Code)

               TURBODYNE TECHNOLOGIES, INC. 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                     LEON NOWEK, CHIEF FINANCIAL OFFICER
                         TURBODYNE TECHNOLOGIES, INC.
                       21700 OXNARD STREET, SUITE 1550
                       WOODLAND HILLS, CALIFORNIA 91367
                   (Name and Address of Agent for Service)

                               (818) 593-2282
          (Telephone Number, Including Area Code, of Agent for Service)
                                -------------

                                   Copies to:
                             JULIE M. KAUFER, ESQ.
                     TROOP MEISINGER STEUBER & PASICH, LLP
                          10940 WILSHIRE BOULEVARD
                        LOS ANGELES, CALIFORNIA 90024
                                (310) 824-7000
                                 -------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================
Title of                           Proposed         Proposed
Securities                         Maximum           Maximum        Amount of
to be            Amount to be    Offering Price     Aggregate     Registration
Registered        Registered       Per Share      Offering Price      Fee
-------------------------------------------------------------------------------
Common Stock   2,840,000 Shares    $2.9375(1)      $8,342,500(1)     $2,462
Common Stock     231,000 Shares     $4.93(2)       $1,138,830(2)       $336
Common Stock     475,000 Shares     $6.22(2)       $2,954,500(2)       $872
Common Stock     305,000 Shares     $6.22(2)       $1,897,100(2)       $560
Common Stock     480,000 Shares      $4.50          $2,160,000         $638
Common Stock     230,000 Shares     $3.29(2)        $756,700(2)        $223
               ----------------                    -------------     -------
               4,561,000 Shares                     $17,249,630      $5,092
===============================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq Small Cap Market on February 3, 1998.
(2) Based on the exercise price for the relevant options pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the conversion ratio of .6908 U.S. Dollars per Canadian Dollar, as listed in the Wall Street Journal on February 4, 1998.

                                   PART I*


               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.   PLAN INFORMATION.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                  PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1996, as amended, filed with the Commission on July 14, 1997.

     (b) The Company's Current Reports on Form 6-K, dated July 8, 1997, July 30, 1997, July 31, 1997, August 1, 1997, September 10, 1997 and
          December 1, 1997.

     (c) The description of the Common Stock contained in the Registration Statement on Form 20-F filed by the Company pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     (d) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The securities to be offered are registered under Section 12 of the Exchange Act of 1934, as amended.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) The Company's By-Laws provide that, subject to the limitations contained in the Canada Business Corporation Act (the "Act"), the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

          (1) he acted honestly and in good faith with a view to the best interests of the Corporation; and

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          (2)  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     (b) The Act provides that except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representative, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if:

          (1) he acted honestly and in good faith with a view to the best interest of the corporation; and

          (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     (c) A person referred to above is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity:

          (1) was substantially successful on the merits in his defense of the action or proceeding, and

          (2)  fulfills the conditions set out in paragraphs (1) and (2) above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

4.1  Turbodyne Technologies Inc. 1997 Stock Option Plan.

4.2 Form of Registrant's Stock Option Agreement pursuant to Registrant's 1997 Stock Option Plan.

4.3 Form of Registrant's Stock Option Agreement not pursuant to Registrant's 1997 Stock Option Plan.

5.1  Opinion of O'Neill & Company.

23.1 Consent of Morgan and Company, Chartered Accountants.

23.2 Consent of O'Neill & Company (included in its opinion as Exhibit 5.1).

24.1 Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

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     (2)  That, for the purpose of determining any liability under the
          Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
          Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

     (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this ninth day of February 1998.


                        TURBODYNE TECHNOLOGIES, INC.
                               (Registrant)

                                        By:   /S/ LEON NOWEK
                                             ---------------------
                                             Leon Nowek
                                             Chief Financial Officer


                             POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Leon Nowek as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                        TITLE                             DATE
-----------------------------------------------------------  -----------------

/s/ EDWARD HALIMI         President, Chief Executive         -------- --, 1998
-----------------------     Officer and Director
Edward Halimi

/s/ LEON NOWEK            Chief Financial Officer and        -------- --, 1998
-----------------------          Director
Leon Nowek

/s/ ANDREW LEE             Chief Accounting Officer          December 29, 1997
-----------------------
Andrew Lee

/s/ DANIEL GERONAZZO             Director                    December 31, 1997
-----------------------
Daniel Geronazzo

/s/ WENDELL R. ANDERSON          Director                    December 31, 1997
-----------------------
Wendell R. Anderson

/s/ EUGENE A. HODGSON            Director                    December 30, 1997
-----------------------
Eugene A. Hodgson

/s/ ROBERT TAYLOR                Director                    December 31, 1997
-----------------------
Robert Taylor

/s/ SADAYAPPA DURAIRAJ           Director                    -------- --, 1998
-----------------------
Sadayappa Durairaj


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                                 EXHIBIT INDEX

                                                             SEQUENTIALLY
EXHIBIT NO.        EXHIBIT DESCRIPTION                       NUMBERED PAGE
-----------        -------------------                       -------------

4.1       Turbodyne Technologies Inc. 1997 Stock Option Plan.

4.2 Form of Registrant's Stock Option Agreement pursuant to Registrant's 1997 Stock
          Option Plan.

4.3 Form of Registrant's Stock Option Agreement not pursuant to Registrant's 1997 Stock Option Plan.

5.1       Opinion of O'Neill & Company.

23.1      Consent of Morgan and Company, Chartered Accountants.

23.2      Consent of O'Neill & Company (included in its opinion as
          Exhibit 5.1).

24.1      Power of Attorney (included on signature page).

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